Exhibit 10.2

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER.

Bio-Matrix Scientific Group, Inc.

Issue Date: August 20, 2012	Void After August 20, 2015

THIS CERTIFIES THAT, for value received, Caven Investments, LLC, a Minnesota limited liability company or permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Company”), up to sixteen million, five hundred thousand (16,500,000) shares of the Common Stock of the Company (the “Exercise Stock”).

1.

DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)

“Exercise Period” shall mean the period commencing with the date hereof and ending three (3) years from the date hereof, unless sooner terminated as provided below.

(b)

“Exercise Price” shall mean one cent ($0.01) per Exercise Share (as defined herein).  “Exercise Shares” shall mean the shares of the Exercise Stock issuable upon exercise of this Warrant.

(c)

“Convertible Promissory Note” shall mean the Convertible Promissory Note dated April 2, 2012 between the Company, Holder and the other purchasers listed therein, pursuant to which this Warrant has been issued.

2.

EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)

An executed Notice of Exercise in the form attached hereto;

(b)

Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)

This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised and in no event more than five (5) business days after such exercise.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.

COVENANTS OF THE COMPANY.

3.1

Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Exercise Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Exercise Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Exercise Stock to such number of shares as shall be sufficient for such purposes.

3.2

No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3

Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.

REPRESENTATIONS OF HOLDER.

4.1

Representations in the Convertible Promissory Note.  The Holder hereby affirms the representations and warranties made by the Holder in the Convertible Promissory Note.

4.2

Disposition of Warrant and Exercise Shares.

(a)

The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)

The Holder shall have notified the Company of the proposed disposition and, if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in extraordinary circumstances.

(iii)

The Holder has complied with all provisions of the Convertible Promissory Note.

(b)

The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

5.

CERTAIN ADJUSTMENTS.  In the event of changes in the outstanding Exercise Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.

FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.

EARLY TERMINATION.  In the event of, at any time during the Exercise Period, any capital reorganization, any reclassification of the capital stock of the Company), the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (each, a “Termination Event”), the Company shall provide to the Holder twenty (20) days advance written notice of such Termination Event.  If the Company fails to provide such notice, the Exercise Period shall be extended until the date twenty (20) days after the date such notice is provided to the Holder.  Unless the Holder exercises this Warrant prior to such Termination Event, this Warrant shall automatically terminate and be of no further force or effect upon the occurrence of such Termination Event.

8.

LOCK-UP AGREEMENT.  Holder hereby agrees to comply with any sale restrictions for the Shares issued pursuant to the terms of this Agreement on the same terms as may be required from the Company’s other shareholders as part of a registered offering or listing.

9.

NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.

TRANSFER OF WARRANT.  Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are not transferable by the Holder in person or by duly authorized attorney.

11.

LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.

NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and Holder at the address listed on the signature page or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.

ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.

MODIFICATIONS AND WAIVER.  Any term of this Warrant may be amended or waived with the written consent of the Company and Holders of a majority in interest of the outstanding Warrants (based on the number of shares of Exercise Stock subject thereto).  Holder acknowledges that because this Warrant may be amended with the consent of such majority in interest of the outstanding Warrants, to the extent Holder does not hold at least a fifty percent (50%) interest in the outstanding Warrants, Holder’s rights hereunder may be amended or waived without Holder’s consent.

15.

GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California as applied to agreements entered into entirely in California between California residents.  The parties agree that any action brought by either party to interpret or enforce any provision of this Warrant shall be brought in, and each party agrees to, and does hereby, submit to the exclusive jurisdiction and venue of, the appropriate state or federal courts located in San Diego, California.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer of the Company as of date first written above.

BIO-MATRIX SCIENTIFIC GROUP, INC.

/s/David R. Koos

David R. Koos

Chairman and CEO

CAVEN INVESTMENTS, LLC

/s/Todd S. Caven

Todd S. Caven

Managing Member